UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 21, 2023

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC.	91-1969407

A Washington Corporation 355 110th Ave NE Bellevue , Washington 98004-5591 425 - 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630

A Washington Corporation 355 110th Ave NE Bellevue , Washington 98004-5591 425 - 454-6363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2023, the sole shareholder of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) appointed and elected Julia Hamm to the boards of directors of the Companies (the “Boards”), effective May 1, 2023. Martijn Verwoest, who serves as representative of the Companies’ affiliated investors on the Boards, resigned from the Boards effective May 1, 2023.
Ms. Hamm is a member of the board of directors and chair of the compensation committee of Voltera, an electric fleet charging infrastructure company, a role she has held since 2022, and a member of the board of directors of the California Mobility Center, a role she has held since 2021. Ms. Hamm is also the founder and a current board member of Solar Energy Trade Shows, which manages the RE+ energy industry portfolio of trade shows. Ms. Hamm also serves as an advisor to EQT Group, a private equity investment organization, and The Ad Hoc Group, a Climate technology and sustainability-focused consulting firm. Prior to this, Ms. Hamm served as the president and CEO of Smart Electric Power Alliance, a non-profit
company, from 2004-2022.
Ms. Hamm was selected by an affiliate of PGGM Vermogensbeheer B.V., and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as an “Owner Director” on their respective boards of directors. The compensation offered to Ms. Hamm for her service as a director will be the same as that offered to all non-employee
independent board members of the Companies, pursuant to the director compensation schedule filed as Exhibit 10.51 to the Companies’ Annual Report on Form
10-K
for the fiscal year ended December 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: April 27, 2023	By:	/s/ Lorna Luebbe
	Name:	Lorna Luebbe
	Title:	Senior Vice President and General Counsel